Exhibit 99.1

ELDORADO RESORTS ENTERS INTO AGREEMENTS TO DIVEST

MOUNTAINEER CASINO RACETRACK AND RESORT, ISLE CASINO CAPE GIRARDEAU

AND LADY LUCK CASINO CARUTHERSVILLE FOR $385 MILLION CASH

Reno, Nev., (June 17, 2019) — Eldorado Resorts, Inc. (NASDAQ: ERI) (“Eldorado” or the “Company”) announced today that it entered into definitive agreements to sell Mountaineer Casino Racetrack and Resort in New Cumberland, WV; Isle Casino Cape Girardeau in Cape Girardeau, MO; and Lady Luck Casino Caruthersville in Caruthersville, MO, for aggregate consideration of $385 million in cash. Pursuant to the terms of the agreements, Century Casinos, Inc. (NASDAQ: CNTY) will acquire the operating assets of the three properties for approximately $107 million, subject to a customary working capital adjustment, and VICI Properties Inc. (NYSE: VICI) will acquire the land and real estate assets of the three properties for approximately $278 million.

The transactions are subject to regulatory approvals and other customary closing conditions and are expected to close in early 2020.

Tom Reeg, Chief Executive Officer of Eldorado, commented, “The agreements to divest Mountaineer Casino, Isle Casino Cape Girardeau and Lady Luck Casino Caruthersville are consistent with our continued focus on optimizing the results from our regional gaming platform, generating growth through strategic acquisitions and realizing value through sales. The sale price for these three properties represents an attractive multiple of their aggregate trailing twelve months cash flows and provides additional capital that we expect to deploy for shareholder value enhancing initiatives. Following the completion of these transactions, Eldorado will continue to benefit from our geographically diverse portfolio of regional gaming assets that we believe have potential for further margin growth and increased cash flow.”

Macquarie Capital is acting as exclusive financial advisor and Milbank LLP is acting as legal counsel to Eldorado in connection with the proposed transactions.

About Eldorado Resorts, Inc.

Eldorado Resorts is a leading casino entertainment company that owns and operates twenty-six properties in twelve states, including Colorado, Florida, Illinois, Indiana, Iowa, Louisiana, Mississippi, Missouri, Nevada, New Jersey, Ohio and West Virginia. In aggregate, Eldorado’s properties feature approximately 28,000 slot machines and VLTs and approximately 750 table games, and over 12,500 hotel rooms. For more information, please visit www.eldoradoresorts.com.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include statements regarding our strategies, objectives and plans for future development or acquisitions of properties or operations, as well as expectations, future operating results and other information that is not historical information. When used in this press release, the terms or phrases such as “anticipates,” “believes,” “projects,” “plans,” “intends,” “expects,” “might,” “may,” “estimates,” “could,” “should,” “would,” “will likely continue,” and variations of such words or similar expressions are intended to identify forward-looking statements. Although our expectations, beliefs and projections are expressed in good faith and with what we believe is a reasonable basis, there can be no assurance that these expectations, beliefs and projections will be realized. There are a number of risks and uncertainties that could cause our actual results to differ materially from those expressed in the forward-looking statements which are included elsewhere in this press release. Such risks, uncertainties and other important factors include, but are not limited to: (a) the timing to consummate the proposed sales; (b) the ability and timing to obtain required regulatory approvals (including approval from gaming regulators and expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976) and satisfy or waive other closing conditions to consummate the transaction on a timely basis; (c) the possibility that the proposed sales do not close on the terms described herein, or at all; (d) our ability to identify and execute additional shareholder value enhancing initiatives; and (e) other risks and uncertainties described in our reports on Form 10-K, Form 10-Q and Form 8-K.

In light of these and other risks, uncertainties and assumptions, the forward-looking events discussed in this press release might not occur. These forward-looking statements speak only as of the date of this press release, even if subsequently made available on our website or otherwise, and we do not intend to update publicly any forward-looking statement to reflect events or circumstances that occur after the date on which the statement is made, except as may be required by law.

Contact:
Thomas Reeg	Joseph N. Jaffoni, James Leahy
Chief Executive Officer	JCIR
Eldorado Resorts, Inc.	212/835-8500
775/328-0112	eri@jcir.com
investorrelations@eldoradoresorts.com

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